Exhibit 10.24

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION SHALL BE AVAILABLE.

          THE PAYMENT OF THIS INSTRUMENT, BOTH PRINCIPAL AND INTEREST AND ALL OTHER INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE, SUBJECT TO, AND MADE JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR RIGHTS OF THE PROVIDENT BANK, AGENT, ITS SUCCESSORS AND ASSIGNS, FOR THE RATABLE BENEFIT OF THE PROVIDENT BANK AND OTHER LENDERS, IN THE MANNER AND TO THE EXTENT SET FORTH IN A CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 13, 1996, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE.


                       SENIOR SUBORDINATED PROMISSORY NOTE

$600,000.00                                                 Roseland, New Jersey
                                                               December 13, 1996

     FOR VALUE RECEIVED, CLEARVIEW CINEMA GROUP, INC., a Delaware corporation with its offices at 7 Waverly Place, Madison, New Jersey 07940 (the "Company"), hereby promises to pay to the order of Magic Cinemas, L.L.C., a New Jersey limited liability company with its office at 513 West Mount Pleasant Avenue, Livingston, NJ 07039 (the "Holder"), the principal amount of Six Hundred Thousand ($600,000) Dollars, together with interest calculated from the date hereof in accordance with the provisions of this Senior Subordinated Promissory Note (this "Note"). Payments on this Note are to be made at the Holder's address stated above, or such other address as duly designated by the Holder, in lawful money of the United States of America.

     1. Payment of Interest; Rate. This Note shall bear interest on the outstanding principal amount hereof (i) on or before December 13, 1997 at an annual rate of twelve percent (12%); (ii) after December 13, 1997 and on or before December 13, 1998 at an annual rate of fourteen percent (14%); (iii) after December 13, 1998 and on or before December 13, 1999 at an annual rate of sixteen percent (16%); and (iv) after December 13, 1999 at an annual rate of eighteen percent (18%). Interest hereunder shall be based upon a 360-day year and shall be payable monthly in arrears on the 15th day of each month of each year (each of such monthly interest payment dates being referred to herein as an "Interest Payment Date") commencing January 15, 1997. In the event that an Interest Payment Date is not a business day, the Company shall pay to the Holder the interest payment on the first business day following the applicable Interest Payment Date. From and after an Event of Default (defined below) not waived in writing by the Holder, interest will accrue on the unpaid principal amount of this Note until the date payment is made in full at the annual rate equal to the then prevailing interest rate under this Note as set forth in this Section 1 plus 4% (the "Default Rate").



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

     2. Payment of Principal. All outstanding principal and all accrued but unpaid interest shall be paid in full on the earlier of (i) December 13, 2001 and (ii) the date of closing of an initial public offering of debt or equity securities by the Company or any parent or subsidiary of the Company ("Maturity Date").

     3. Prepayment of Note. The Company may prepay, without penalty or premium, the outstanding principal amount of this Note in whole or in part at any time and from time to time.

     4. Subordination. (a) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder covenants and agrees, that the indebtedness evidenced by this Note shall be subordinate and subject in right of payment, to the prior payment in full of all Senior Indebtedness of the Company to the extent provided in a subordination agreement by and among the Company, the Holder and the holder of the Senior Indebtedness.

     (b) For purposes of this Section 4, "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due on or in connection with any indebtedness of the Company as defined in and arising under any loan, credit, security or similar agreement with The Provident Bank or any bank, insurance company, or other commercial financial institution which refinances the indebtedness held by The Provident Bank, in any case whether arising prior to, on or after the date of issuance of this Note, and all renewals, extensions, and refundings thereof.

     (c) Holder acknowledges that the holder of Senior Indebtedness as of the date of this Note is The Provident Bank. In the event that the Company from time to time refinances the Senior Indebtedness with any other bank, insurance company or commercial lending institution such that such successor then replaces The Provident Bank as the holder of Senior Indebtedness, then Holder shall enter into a subordination agreement with such holder of Senior Indebtedness in form and substance identical to the Subordination Agreement (other than the identity of the Senior Indebtedness and the holder thereof) and Holder shall make a notation to such effect on the legend of this Note.

     5. Junior Indebtedness. (a) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder covenants and agrees, that the indebtedness evidenced by this Note shall be senior to all Junior Indebtedness, and all Junior Indebtedness shall be subject in right of payment, to the prior payment in full of this Note. Notwithstanding the foregoing, in the event that there is no Event of Default hereunder at the time any interest or principal under the Junior Indebtedness is due, the Company may make payments of such interest, but not principal, of Junior Indebtedness so long as such payment would not cause an Event of Default hereunder.

     (b) For purposes of this Section 5, "Junior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on that certain 8% Subordinated Promissory Note of the Company to Robert G. Davidoff, an individual with his office at 135 E. 57th Street, New York, NY 10022 dated December 13, 1996 in the principal amount of $300,000 and that certain 8% Senior Subordinated Note of the Company to CMCO, Inc., a New York corporation with its office at 135 E. 57th Street, New York, NY 10022 dated December 13, 1996 in the principal amount of $300,000, and all renewals, extensions and refundings of each such Subordinated Promissory Note and any other indebtedness of the Company that is by its terms subject in right of payment and subordinate to the prior payment in full of this Note. The Company represents and warrants to Holder that the Subordinated Promissory Notes identified in this clause (b) by their terms are subject in right of payment and subordinate to the prior payment in full of this Note.

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

     6. Affirmative Covenants. The Company covenants and agrees that so long as any amounts due and owing under this Note are unpaid, the Company shall:

     (a) Preserve and maintain its corporate existence and good standing in the state of its incorporation, and qualify and remain qualified, to do business as a foreign corporation in each jurisdiction in which such qualification is required.

     (b) Continue to engage in a business of the same general type as conducted by it or its subsidiaries on the date of this Agreement;

     (c) Furnish to the Holder as soon as delivered to any other creditor, but in no event later than one hundred twenty (120) days after the end of each fiscal year, the Company's consolidated audited financial statements that the Company delivers to such other creditor.

     7. Negative Covenants. The Company covenants and agrees that so long as any amounts due and owing under this Note are unpaid, (i) the Company shall not directly or indirectly declare, pay or make any dividends or distribution (other than stock dividends or distributions) on or purchase, redeem, or otherwise acquire, any share of any class of its capital stock, and (ii) the Company shall not, nor shall it permit its subsidiaries to, (A) issue or incur any indebtedness for borrowed money, (B) incur any deferred purchase price obligations (other than purchase money debt for equipment in the ordinary course), or (C) guarantee any debts or obligations identified in clauses (A) or
(B). The restriction contained in clause (ii) above shall not apply to Junior Indebtedness or Senior Indebtedness.

     8. Default. Each of the following events shall constitute an "Event of Default" under this Note:

     (a) the failure of the Company to pay when due any interest, principal or any other sum under this Note, and such default shall remain uncured for a five
(5) business day period;

     (b) the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (iv) be adjudicated insolvent or be liquidated, or (v) take corporate action for the purpose of any of the foregoing;

     (c) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidations of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed within 60 days.

     (d) The Company or any subsidiary of the Company fails to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or within any applicable grace or cure period any amount in respect of any indebtedness of the Company (other than the indebtedness represented by this Note) or any subsidiary of the


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

Company, as the case may be, in excess of $75,000 including without limitation, the Senior Indebtedness but not including the Junior Indebtedness or any indebtedness to any Affiliate of the Company.

     (e) The dissolution, liquidation or winding-up of the Company's affairs;

     (f) A judgment shall be entered against the Company or any of its subsidiaries in an amount in excess of $75,000 and the judgment is not paid in full and discharged, or stayed and bonded, within sixty (60) days after being entered, unless the amount of the judgment is fully covered by insurance, subject to applicable deductibles (so long as they are customary or usual).

     (g) The merger or consolidation of the Company, except where the shareholders of the Company (prior to the merger or consolidation) own a majority of the issued and outstanding shares of the surviving corporation;

     (h) The sale of all or substantially all of the assets or outstanding capital stock of the Company in one or a series of related transactions;

     (i) The material breach of the covenants set forth in Section 6 of this Note and any breach of the covenant contained in Section 7 of this Note; or

     (j) The payment of principal on the Junior Indebtedness. Upon the occurrence of any Event of Default the unpaid principal amount of and the accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

     9. Asset Purchase Agreement. This Note has been issued pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated the date hereof among the Company, the Holder and the Company's three wholly owned Delaware subsidiaries, CCC Tenafly Cinema Corp., CCC Bergenfield Cinema Corp. and CCC Closter Cinema Corp., with respect to which another wholly owned subsidiary of the Company, CCC B.C. Realty Corp., a Delaware corporation, is an intended third party beneficiary (collectively, the "Subsidiaries"). All obligations of Makers under this Note are without setoff or recoupment under the Purchase Agreement.

     10. Miscellaneous. (a) This Note shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to its conflict of laws principles).

     (b) The Company agrees to remain and continue bound hereby notwithstanding any extension or extensions of time of payment, and notwithstanding any failure or omission to make presentment or demand for payment of this Note or to protest it for non-payment, and hereby expressly waives any and all presentment or demand for its payment and protest for time of payment of it, or any part of it, or its non-payment or dishonor.

     (c) The Company shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the Holder in effecting collection of all amounts due under this Note upon an Event of Default, whether or not a lawsuit is instituted or prosecuted to judgment. All such costs and expenses shall be added to the principal amount due under this Note, shall be payable to the Holder on demand, and until paid in full shall bear interest at the interest rate


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

provided in Section 1 hereof.

     (d) Payments made on this Note shall be applied first to collection costs and expenses hereof, next to accrued interest, then to other amounts which may be due (other than principal), and then to principal.

     (e) Failure or delay of the Holder to enforce any provisions of this Note shall not be deemed a waiver of any such provision, nor shall the Holder be estopped from enforcing any such provision at a later time. Any waiver of any provision of this Note must be in writing. Acceptance of any payments shall not waive or affect any prior demand or acceleration of the obligations under this Note. Each and every right and remedy granted to the Holder under this Note or allowed to it by law shall be cumulative and not exclusive and each may be exercised by the Holder from time to time and as often as may be necessary.

     (f) In any action or proceeding brought by the Holder to collect any amount due under this Note or otherwise arising out of or in connection with this Note, the Company waives any right to request or require trial by jury.

     (g) Notwithstanding anything to the contrary contained in this Note, no interest shall accrue or be payable hereunder that is in excess of the maximum amount permitted under the applicable law relating to usury. Any interest that is in excess of the maximum amount permitted under the applicable law relating to usury shall be applied to reduce the outstanding principal balance hereof and shall be deemed to represent a prepayment of principal hereunder.

     (h) Any lawsuit or similar action arising out of or based upon this Note, shall be brought only in the state or federal courts of the State of New Jersey. In the event of a lawsuit, the parties consent to personal jurisdiction and venue in any such state or federal court and waive any defense based upon improper jurisdiction. Delivery of any process by any of the methods which notices may be given under the Purchase Agreement shall constitute lawful and valid service of process.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its President as of the date first above written.

                                          CLEARVIEW CINEMA GROUP, INC.


                                          By:____________________________
                                             Name:   A. Dale Mayo
                                             Title:  President

                                          By:____________________________
                                             Name:   Brett E. Marks
                                             Title:  Assistant Secretary



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